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                                                           EXHIBITS 5.1 and 23.1


                                 March 3, 2000

Exponent, Inc.
149 Commonwealth Drive
Menlo Park, California 94025

     Re:  Registration Statement on Form S-8
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To our client, Exponent, Inc.:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 6, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 455,000 shares of your Common Stock reserved for issuance under the 1998 Nonstatutory Stock Option Plan, 400,000 shares of your Common Stock reserved for issuance under the 1999 Stock Option Plan, 100,000 shares of your Common Stock reserved for issuance under the Restricted Stock Award Plan, and 400,000 shares of your Common Stock reserved for issuance under the Employee Stock Purchase Plan (collectively, the "Plans"). We have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans. This opinion is an opinion and not a guaranty or warranty of the matters to which this opinion relates.

     Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                    Very truly yours,
                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation
                                    /s/ Wilson Sonsini Goodrich & Rosati